Exhibit 99.1

AV HOMES, INC. ANNOUNCES FINANCING TRANSACTIONS

SCOTTSDALE, Ariz., June 17, 2015 (GLOBE NEWSWIRE) — AV Homes, Inc. (Nasdaq: AVHI) (“AV Homes” or the “Company”), a developer and builder of active adult and conventional home communities in Florida, Arizona and the Carolinas, announced today that the Company has entered into a series of agreements under which it will issue $80 million in aggregate principal amount of new 6.00% Senior Convertible Notes due 2020 (“New Notes”).

The New Notes will mature on July 1, 2020 and will pay interest semiannually. The New Notes will be convertible at the option of the holder at any time at an initial conversion rate of 50.2008 shares of Company common stock per $1,000 original principal amount of notes (equivalent to an initial conversion price of approximately $19.92 per share), subject to adjustment in certain events. The initial conversion price represents a 20% premium over the closing sale price of the Company’s common stock on June 17, 2015.

The Company will use a portion of the proceeds from the New Notes to repurchase (either through exchange transactions involving the New Notes or separate cash purchases) approximately $34 million aggregate principal amount of the Company’s outstanding 7.50% Senior Exchange Convertible Notes due 2016, issued on July 25, 2012 and approximately $10 million aggregate principal amount of the Company’s outstanding 7.50% Senior Convertible Notes due 2016, issued on February 4, 2011.

The New Notes will not be redeemable or convertible at the option of the Company. The New Notes will be senior unsecured obligations of the Company and will be guaranteed by certain of the Company’s wholly owned subsidiaries.

The Company expects to close on the sale of the New Notes on June 23, 2015, subject to the satisfaction of customary closing conditions.

No Solicitation

The New Notes and related guarantees are being sold to qualified institutional buyers in reliance on private placement exemptions from registration under the Securities Act. The New Notes and the related guarantees, and the common stock issuable upon conversion of the New Notes, have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is being issued pursuant to, and in accordance with, Rule 135c under the Securities Act.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the U.S. federal securities laws, which statements may include information regarding the refinancing transactions and the plans, intentions, expectations, future financial performance, or future operating performance of the Company. These statements include, but are not limited to, the timing and likelihood of the closing of the refinancing transaction. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release. Although our management believes these expectations, estimates, or projections to be reasonable as of the date of this news release, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies which could cause our actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. Important factors that could cause our actual results or performance to differ materially from our forward-looking statements include those set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014, and in our other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. AV Homes disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Contact: Michael S. Burnett

m.burnett@avhomesinc.com

480.214.7408